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                                                                 EXHIBIT 10.26

          RESTATED NONQUALIFIED  STOCK  OPTION  AGREEMENT [MANAGEMENT]


This RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made effective as of the 11th day of November, 1996, between RENTX INDUSTRIES, INC., a Delaware corporation (the "Company"), and Arnold A. Bernstein (the "Optionee"). In consideration of the mutual promises set forth in this Agreement, we agree as follows:

1. OPTION GRANT. Pursuant to the letter agreement dated November 11, 1996 between the Company and the Optionee (the "Letter Agreement") and subject to the terms and conditions of this Agreement (including, without limitation, those relating to vesting set forth in Section 3 and those relating to "community property" and related matters set forth in Section 17), the Company grants to the Optionee the right and option (the "Option") to purchase an aggregate of 64,984 shares (the "Optioned Shares") of its nonvoting Class B Common Stock (the "Stock") pursuant to the terms set forth below; provided, however, that if, pursuant to the Company's certificate of incorporation, as amended, each share of the Company's issued and outstanding Class B Common Stock is reclassified and changed into one share of Class A Common Stock and the outstanding rights to receive Class B Common Stock from the Company become outstanding rights to acquire Class A Common Stock on a share-for share-basis, then the term "Stock" shall also refer to such shares of Class A Common Stock). This Option grant is made as a matter of separate agreement and not in lieu of regular salary. The date on which this Option was granted was November 11, 1996 (the "Grant Date"). On January 30, 1997, the Company's Certificate of Incorporation was amended to increase the authorized number of shares of nonvoting Class B Common Stock from 12,350 shares to 192,308 shares. The Option and the number of Optioned Shares set forth in this Agreement have been restated to reflect such amendment to the Company's Certificate of Incorporation. As a result, the Optioned Shares represent shares of the authorized nonvoting Class B Common Stock of the Company as it exists following such amendment.

2. STOCK OPTION PRICE. The purchase price of the Optioned Shares is $8.00 per share (the "Stock Option Price").

3. VESTING; TIME OF EXERCISE. The Optionee shall not have any right to exercise the Option and acquire any of the Optioned Shares until January 31, 1999, at which time the Optionee's right to acquire 50% of the Optioned Shares shall vest. Thereafter, on January 31 of each of 2000 and 2001, the Optionee's right to acquire an additional 25% of the Optioned Shares shall vest. Notwithstanding anything to the contrary contained in this Section 3, but subject to Section 14, the Optionee's right to acquire 100% of the Optioned Shares shall vest upon the earliest to occur of [a] immediately prior to the closing of the sale by the Company of all or substantially all of its assets (other than to any entity of which the majority of the voting power of the ownership interests therein is held, immediately prior to or immediately after such sale, by the persons who immediately prior to such transaction hold a majority of the voting power of the ownership interests in the Company) (a "Non-Affiliate Asset Sale"), [b] immediately prior to the closing of the sale of the Company substantially in its entirety by merger or consolidation (other than with an entity of which the majority of the voting power of the ownership interests therein is held, immediately prior to or immediately after such transaction, by the persons who immediately prior to such transaction hold a majority of the voting power of the ownership interests in the Company) (a "Non-Affiliate Merger"), or [c] immediately prior to the closing of the sale by the stockholders of the Company of all of the outstanding capital
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stock (other than to any entity of which the majority of the voting power of the ownership interests therein is held, immediately prior to or immediately after such sale, by the persons who immediately prior to such transaction hold a majority of the voting power of the ownership interests in the Company) (a "Non-Affiliate Stock Sale") (each of [a], [b] and [c] being referred to herein as a "Vesting Event"), but only if the Optionee is an employee of the Company or any Subsidiary at the moment prior to the occurrence of the Vesting Event. Subject to the vesting requirements set forth above and to the provisions of Sections 13, 14 and 16, the Option may be exercised at any time or times prior to 5:00 p.m., Colorado time, on November 11, 2006.

4. MANNER OF EXERCISE. The Option is exercisable by written notice to the Company, signed by the Optionee. Such notice must set forth: [a] the election to exercise the Option and accept the Company's offer, [b] the number of Optioned Shares to which such exercise relates, and [c] a date at least three, but no more than five, days after the giving of such notice on which payment of the Stock Option Price will be made. Such notice must either be actually delivered to the Company or sent by certified mail to the Company at 1522 Blake Street, Denver, Colorado, 80202, Attn: Craig J. Zoellner, Vice President (or at such other address as the Company may direct). Upon exercise of the Option by giving written notice to the Company, the Optionee will be personally liable to acquire the Optioned Shares as stated in such notice.

5. CLOSING ON SHARE ISSUANCE. On the date specified in the written notice of exercise (the "Closing Date"), the Optionee will deliver to the Company [a] the Stock Option Price for all Optioned Shares being acquired pursuant to the Option, [b] the Optionee's signed investment letter in the form of the attached Exhibit A (or in such form as the Board of Directors of the Company (the "Board") may from time to time subsequently determine), [c] the Optionee's signed Class B Common Stock Voting Trust Agreement in the form of the attached Exhibit B (or in such form as the Board may from time to time subsequently determine) and [d], upon issuance by the Company, the stock certificate representing the Optioned Shares, duly endorsed for transfer to the trustee under the Class B Common Stock Voting Trust Agreement (in return for which the Optionee shall receive a Voting Trust Certificate representing the Optioned Shares). All of the provisions of this Agreement, including, without limitation, Sections 7 through 18, will apply to each Voting Trust Certificate issued under the Class B Common Stock Voting Trust Agreement in respect of any Shares (as defined below). Payment will be made in cash, either by personal check which clears in the ordinary course, by bank cashier's check or by certified check (in all cases, in immediately available funds). Any other method of payment may be made only if acceptable to the Board, in its discretion. Notwithstanding the above, the Company shall not be obligated to deliver any Optioned Shares unless and until, in the opinion of the Company's counsel, there has been compliance with all applicable federal and state laws and regulations and only when all other legal matters in connection with the issuance and delivery of such Optioned Shares have been approved by the Company's counsel. The Company shall use its best efforts to effect any such compliance, and the Optionee shall take any such action reasonably requested by the Company; provided, however, that in no event shall the Company be required to file a registration statement under the Securities Act of 1933 or any state securities law to satisfy its obligation to use its best efforts to effect such compliance. The Optionee shall have the rights of a shareholder of the Company only as to shares actually acquired by and issued to the Optionee under this Agreement.





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6.  NONASSIGNABLE OPTION.  Neither the Option nor any other rights acquired by the Optionee under this Agreement are assignable or transferable by the Optionee. Any sale, assignment, transfer, pledge or other disposition of any Option contrary to the provisions of this Agreement, and any levy of any attachment or similar process upon any Option, will be null and void. Upon the occurrence of such an event, the Board may, in its discretion, terminate the Option. The Option may be exercised only during the Employee's lifetime, except as otherwise specifically provided in Section 13.

7.  SHARE TRANSFER RESTRICTION.  Except for Permitted Transfers (as defined in
Section 8) and unless a Release Event (as defined below) has occurred, none of the Optioned Shares, any shares of capital stock of the Company issued in respect of the Optioned Shares upon any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, change in corporate structure or otherwise, nor any right, title or interest therein, whether represented by the Voting Trust Certificate or otherwise (the Optioned Shares, all such other shares, and all right, title and interest therein being referred to collectively as the "Shares"), may be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, voluntarily or involuntarily, by act of the Optionee or the Optionee's Permitted Transferee or by operation of law, including, without limitation, by bequest or the laws of descent and distribution (any of such events being referred to as a "Transfer"), without the Company's prior written consent and upon such terms and conditions as the Company may determine. Any attempted transfer of any Shares contrary to the preceding sentence will be null and void. Nevertheless, the restriction on transfer of the Shares set forth in this Section 7 will terminate and be of no further force and effect upon the occurrence of any of the following events (each of which is referred to as a "Release Event"): [a] the closing of any Qualified Public Offering (as defined below), [b] the closing of a Non-Affiliate Asset Sale, or [c] the closing of the sale of the Company substantially in its entirety by a Non-Affiliate Merger or by a Non-Affiliate Stock Sale (or by any combination of the foregoing).

       For purposes of this Agreement: [a] "Qualified Public Offering" means the sale in an underwritten public offering or a series of public offerings, registered under the Securities Act of 1933, as amended (the "Securities Act"), of Common Stock, which results in public ownership of not less than 25% of the Fully Diluted Common Stock of the Company, which shares of Common Stock are listed upon the New York Stock Exchange, the American Stock Exchange or are approved for quotation on the NASDAQ National Market and which offerings shall have resulted in the receipt by the Company of aggregate cash proceeds (after deduction of underwriting discounts and the costs associated with the offerings) of at least $8 million and with the average price in such offering or offerings reflecting a valuation of the Fully Diluted Common Stock (excluding shares being issued in the offering or offerings) aggregating at least $30 million; [b] "Common Stock" means the Class A Common Stock and the Class B Common Stock of the Company; [c] "Common Stock Equivalents" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options (including, without limitation, employee stock options), convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including (without limitation) the Series A Preferred Stock and the Series B Preferred Stock of the Company; and [d] "Fully Diluted Common Stock" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time





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or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.

8. PERMITTED TRANSFEREES. Any Optionee may transfer the Shares held by the Optionee to the Optionee's spouse or children, to any other shareholder of the Company, or to any employee of the Company or a Subsidiary of the Company, by gift, by bequest, by the laws of descent and distribution, or by operation of law in the case where the Optionee and the Optionee's Permitted Transferee (as defined below) hold Shares as joint tenants with right of survivorship; provided, however, that in all of the foregoing cases (each of which is referred to as a "Permitted Transfer") the Optionee must first give notice to the Company of such Transfer and the transferee (the "Permitted Transferee") first must agree in writing to be a party to and bound by the terms and conditions of this Agreement (including by execution of the signature page to this Agreement) and an original of such writing must be delivered to the Company. Each Permitted Transferee acknowledges and agrees that, upon acceptance of Shares from the Optionee, the following provisions will apply:
[a] the transfer restrictions and other obligations applicable to the Optionee under this Agreement, as well as the agreements and obligations of the Optionee under the Class B Common Stock Voting Trust Agreement referred to in Section 5[c] will apply to and be assumed by such Permitted Transferee with respect to the Shares owned by the Permitted Transferee, and [b] if, as a result of the operation of Section 9, the Optionee is (or would be) required by this Agreement to sell any Shares held by such Optionee the Permitted Transferee agrees to sell the Shares in the same manner and under the same terms as are applicable to the Optionee.

9. REPURCHASE RIGHT. If the Optionee's employment with the Company or any Subsidiary is terminated for any or no reason (whether by voluntary or involuntary act of the Optionee, the Company or any Subsidiary, including retirement, firing, death or disability) before or after a Release Event, the Company will have the right, but not the obligation, to purchase from the Optionee and each Permitted Transferee all or any part of the Shares and all or any part of the Optionee's right to acquire Optioned Shares, which immediately prior to such termination, are vested (the Optionee's right to acquire Optioned Shares which has so vested is referred to as the "Vested Options"), and the Optionee and each Permitted Transferee must sell to the Company, if the Company exercises such option, all of the Shares the Company desires to purchase and all of the Vested Options the Company desires to purchase. The purchase price will be determined under Section 10, and the closing will occur as provided in
Section 11.

10. PURCHASE PRICE. [a] The purchase price per share payable by the Company for the Shares will be fixed as of the effective date of termination of the Optionee's employment with the Company or any Subsidiary (the "Termination Date") at an amount equal to the fair market value thereof (the "Per Share Purchase Price") determined as set forth in Section 11[b]. The purchase price per Vested Option payable by the Company for the Vested Options will be the Per Share Purchase Price minus the Stock Option Price for the Optioned Share underlying such Vested Option.

                     [b]    If, at the time the Company's repurchase right
under Section 10 becomes operative, the Shares are registered under the Securities Act of 1934, as amended (meaning the Shares are "publicly traded"), then the Per Share Purchase Price payable by the Company for the Shares will be fixed as of the Termination Date at a per Share price equal to the arithmetic mean of the market prices of the class of stock of which the Shares are a part (the "Stock") for the 20 trading





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days preceding the Termination Date.  For this purpose, the market price of the
Stock on each such day shall be [i] the closing price of the Stock on the principal national securities exchange on which it is then traded, or [ii] if the Stock is not then traded on a national securities exchange, the closing price of the Stock reported by the National Association of Securities Dealers, Inc. National Market System or Automated Quotation System or its successors ("NASDAQ"), or [iii] if the closing price of the Stock is not then reported by NASDAQ, the mean of the bid and asked prices of the Stock reported by NASDAQ, or [iv], if bid and asked prices for the Stock are not then reported by NASDAQ, the mean of the bid and asked prices of the Stock reported by the National Quotation Bureau, Inc. or its successor. If, at the time the Company's repurchase right under Section 10 becomes operative, the Shares are not registered under the Securities Exchange Act of 1934, as amended, then the Per Share Purchase Price payable by the Company for the Shares will be fixed as of the Termination Date and determined in good faith by the Board of Directors using any reasonable valuation method, with the Board's objective being to set the price at the price at which a Share would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts including rights and restrictions on the Shares or the class of stock of which they are a part.

11. CLOSING OF REPURCHASE. The closing of any purchase of Shares and/or Vested Options by the Company under this Agreement will occur at a meeting of the Company and the Optionee and/or the Permitted Assigns, as appropriate, on a date selected by the Company and noticed to the Optionee and/or the Permitted Assigns, as appropriate, which will be not later than the 120th day following the Termination Date at 10:00 a.m. Colorado time at the Company's office in Denver, Colorado (unless otherwise agreed by the Company and the Optionee and/or the Permitted Transferees, as appropriate). At the meeting, the Company will make payment for the Shares and/or Vested Options and the Optionee and/or the Permitted Transferees, as appropriate, will deliver certificates representing the Shares, duly endorsed for transfer. If the Shares so purchased by the Company are then subject to the Class B Common Stock Voting Trust Agreement, the Trustee thereunder is authorized and directed to deliver to the Company stock certificates representing such Shares, against receipt of payment therefor, and to deliver such payment to the Optionee upon delivery by the Optionee to the Company of the Voting Trust Certificate representing such Shares. Payment for the Shares and/or Vested Options will be made in cash or by the Company's check or checks which clear in the ordinary course. All notices under this Section to the Optionee or the Permitted Transferees, as appropriate, will be in writing and will be deemed to have been duly given when delivered in person (by express courier or otherwise), by telecopier or three days after being deposited in the United States mail, certified mail, return receipt requested, first class postage prepaid, to the Optionee or the Permitted Transferees, as appropriate, at 1271 LAFAYETTE DENVER, CO. 80218 , or to such other address as the Optionee or the Permitted Transferees, as appropriate, will have specified by notice in writing to the Company.

12. STOCK LEGEND. Except to the extent that the Board determines to add or revise the restrictive legend, all stock and voting trust certificates evidencing Shares will be legended as follows by the Company:

       The shares represented by this certificate are subject to, and are transferrable only on compliance with, a Nonqualified Stock Option Agreement dated as of NOV 11TH,





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       199_ between RentX Industries, Inc. and the shareholder named on the face of this certificate, a copy of which is on file with, and may be obtained from, RentX Industries, Inc.

13. EMPLOYMENT TERMINATION. If the Optionee's employment with the Company or any Subsidiary is terminated for any or no reason (whether by voluntary or involuntary act of the Optionee, the Company or any Subsidiary, including retirement, firing, death or disability), the Option (including, without limitation, any Vested Options) will terminate and be of no further force or effect; provided, however, that any Vested Options shall remain exercisable for 60 days from such termination of employment; and, provided, further, that in the event any Vested Options are exercised within such 60-day period, the Optionee and the Optionee's heirs, legal representatives and any other person entitled to exercise the Vested Options in the Optionee's stead shall, if and to the extent the Company exercises its rights under Section 9, immediately sell Shares and Vested Options to the Company in accordance with Section 9.

14. ACCELERATION OF EXPIRATION OF OPTION PERIOD. Notwithstanding anything to the contrary contained in this Agreement, in the event [a] that the Company proposes to engage in a Non-Affiliate Asset Sale, [b] that it is proposed that the Company be sold substantially in its entirety by a Non-Affiliate Merger or by a Non-Affiliate Stock Sale (or any combination of the events described in this [b]), or [c] that any transaction is proposed that would result in a change in the majority ownership of the Company (whether as a result of the sale of outstanding stock or the issuance of new stock, other than in a public offering registered under the Securities Act) (each of [a], [b] and [c] being referred to herein as an "Acceleration Event"), the Company may, at its option, notify the Optionee of such proposed Acceleration Event and require the Optionee to elect, within 5 days after such notice, to either exercise the Option (which exercise, if such Option is not then vested pursuant to Section 3, shall be made contingent upon the occurrence of a Vesting Event which is also an Acceleration Event) or allow it to expire upon the closing of the Acceleration Event. If the Optionee does not elect to exercise any portion of the Option within that 5-day period, the unexercised portion of the Option shall automatically expire upon such closing. If the Optionee elects to exercise the Option within that 5-day period, in whole or in part, the Optionee shall deliver to the Company all funds and documents required by such notice or this Agreement to exercise such Option and the Company shall hold such funds and documents and the certificate representing the shares issuable upon such exercise until such closing and shall then deposit and collect the payment and forward the certificate (or such other securities or property as the Optionee may have become entitled to as a result of owning such shares on the closing) to the Optionee (or, in the case of an Acceleration Event which involves the acquisition or conversion of the outstanding capital stock of the Company, to the acquiror of such stock). If the Acceleration Event is not consummated for any reason, then [a] such exercise shall be of no force or effect, [b] no acceleration of the vesting of the Optionee's right to acquire the Option Shares shall be deemed to have occurred, [c] the unexercised portion of the Option shall not expire and [d] the Company shall return to the Optionee such funds and documents delivered to it by the Optionee in connection with such exercise and shall cancel the related certificate. The notice originally given to the Optionee of a proposed Acceleration Event shall describe the proposal generally. No subsequent change in the proposal shall require a new notice or extend or revive the 5-day exercise period.





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15.  SHAREHOLDER/EMPLOYEE RIGHTS.  The Optionee will have the rights of a shareholder with respect to any Shares subject to the Option only after such Shares are issued to such person following exercise of the Option. Nothing in this Agreement confers on the Optionee any right to continue in the employ of the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary at any time to terminate or modify the terms or conditions of the Optionee's employment.

16. COMMUNITY PROPERTY MATTERS. If the Optionee, on or after the Grant Date, resides in a state or other jurisdiction the laws of which determine the interests of spouses in property on a "community property" or similar basis, the grant of the Option and the Optionee's rights hereunder shall not be effective unless and until the Optionee's spouse executes and delivers a counterpart to the signature page hereto to the Company. The Optionee's spouse shall be bound by the terms and conditions of this Agreement, including, without limitation, those set forth in Sections 5 through 17.

17.  TAX MATTERS.

[a] Tax Status. The Option granted under this Agreement is for nonqualified stock options (that is, options that do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the
       "Code").   The Optionee is urged to consult with his or her own tax
       advisors with respect to the federal and state income taxation of the grant, exercise and disposition of stock pursuant to the Option.

[b] Section 83(b) Election. Whenever property is transferred to a taxpayer in connection with performance of services, and such property is subject to a substantial risk of forfeiture (as that term is defined under Section 83 of the Code and applicable Treasury Regulations), the taxpayer may elect under Section 83(b) of the Code to include in gross income (as compensation) the excess, if any, of the fair market value of such property over the purchase price. If this Section 83(b) election is made, no compensation income is subsequently recognized when the risk of forfeiture lapses. If the Optionee makes a Section 83(b) election he or she shall give timely notice to the Company of the statement required by the Treasury Regulations under Section 83 of the Code.

[c] Withholding. Whenever compensation income is recognized by the Optionee with respect to the Option, the Company may require (as a condition of Option exercise) the Optionee to make a withholding tax payment to the Company. The amount of such payment shall equal the amount of federal and state income tax that the Company or any Subsidiary is required to withhold with respect to the issuance of such stock. To the extent the required withholding tax payment is not timely made by the Optionee, the Company or any Subsidiary may either withhold such payment from the Optionee's cash compensation or make such other arrangements as the Board determines.

[d] Interpretation. This Agreement, as well as all questions arising thereunder, shall be interpreted and answered in the manner consistent with the Code and applicable Treasury Regulations relating to nonqualified stock options.





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18.  GENERAL PROVISIONS.

[a] Capital Changes. The number of shares and purchase price of the Optioned Shares subject to the Option shall not change in the event of any change to the shares of Stock or to any other class or series of capital stock of the Company or any rights related thereto, whether by reason of recapitalization, change in conversion rates, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, except that appropriate adjustments shall be made by the Board in the number of shares and purchase price of the Optioned Shares subject to the Option [i] prior to the first Qualified Public Offering for any stock dividend, stock split or similar transaction, as determined by the Board, declared or made with respect to all shares of capital stock of the Company prior to, but in connection with, such Qualified Public Offering, as determined by the Board, and [ii] after the first Qualified Public Offering for any stock dividend, stock split or similar transaction, as determined by the Board. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

[b] Leave of Absence. For purposes of this Agreement, employment of the Optionee shall be treated as continuing intact while such person is on sick leave, military leave or other bona fide leave of absence if the period of such leave does not exceed ninety days. If such person's leave exceeds ninety days, employment shall be treated as terminated for purposes of this Agreement on the ninety-first day of such leave unless such person's right of continued employment is guaranteed either by statute or contract.

[c] Delivery. Delivery of any notice or document shall occur upon actual delivery to the recipient (including receipt of telecopy or facsimile transmission), and shall be deemed delivered the third day following mailing by U.S. certified mail, postage prepaid, return receipt requested, addressed to the recipient's then current mailing address. Any corporate officer or other authorized agent may receipt for any notice or document on behalf of the Company.

[d] Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of the provisions of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement by the Optionee or any Permitted Transferee, and the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any such breach of this Agreement, including, without limitation, a breach of any provisions of the transfer restriction contained in Section 7

[e] Actions of Board. Any determination by the Board as to any question with respect to this Agreement will be final and binding on the Optionee. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. In addition to any other rights of indemnification, each Board member shall be indemnified by the Company against reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the





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       defense of any action, suit or proceeding (or in connection with any appeal) to which such person may be a party by reason of an action taken, or any failure to act, in connection with this Agreement and the Stock Option granted under it. This indemnification shall further extend to all amounts paid by any Board member either in a settlement approved by independent legal counsel selected by the Board or pursuant to a judgment in any such action, suit or proceeding, provided that the Board member acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Any action taken by the Board under this Agreement may be made without notice or meeting of the Board in a writing signed by all members of the Board.

[f] Subsidiary. Any reference to a Subsidiary means any corporation in which the Company owns at least 80% of the total voting power and value of its stock.

[g] Amendment. This Agreement may be amended only by a written instrument signed by both parties.

[h] Binding Effect. This Agreement is binding upon, and inures to the benefit of, the parties and their respective heirs, legal representatives and permitted successors and assigns.

[i] Entire Agreement. This Agreement contains the entire agreement between the parties with respect to its subject matter, and it supersedes all prior written and oral agreements, including, without limitation, the Letter Agreement.

[j] No Waiver. No waiver of any default under this Agreement will be considered valid unless in writing, and no such waiver will be deemed a waiver of any subsequent default of the same or similar nature.

[k] Indemnification. Each party hereby indemnifies and agrees to hold harmless the other from any liability, cost or expense arising from or related to any act or failure to act of such party which is in violation of this Agreement.

[l] Counsel. Each party has had the opportunity to obtain separate counsel of choice. The Company expressly disclaims that it is giving any tax advice to the Optionee with respect to the grant or exercise of the Option or to any disposition of the Optioned Shares or any Shares. The Optionee acknowledges and accepts this disclaimer.

[m] Originals. This Agreement is signed in two original documents, one to be delivered to each party.

[n] Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Colorado.

[o] 30-Day Requirement. This Agreement will automatically terminate if the Optionee fails to deliver an original of this Agreement to the Company within thirty days after it has been delivered to the Optionee (unless the Board otherwise determines).

The Company and the Optionee have signed this Agreement effective as of the date first above written, notwithstanding the actual date of signing.


                                   RENTX INDUSTRIES, INC.


February 18, 1997                  By: /s/ [ILLEGIBLE]
---------------------                  -----------------------------------------
          Date                     Title: EVP
                                         ---------------------------------------

                                   OPTIONEE:

February 18, 1997                  /s/ [ILLEGIBLE]
---------------------              ---------------------------------------------
          Date

---------------------              ---------------------------------------------
          Date                     Signature of Optionee's spouse (if Section
                                   17 is applicable)

---------------------              ---------------------------------------------
          Date                     Signature of Permitted Transferee (pursuant
                                   to Section 8)

                                                                       EXHIBIT A

                              INVESTMENT LETTER
                                [MANAGEMENT]




                             [See exhibit 10.27]

                                                                       EXHIBIT B


                              CLASS B COMMON STOCK
                             VOTING TRUST AGREEMENT
                                  [MANAGEMENT]



                              [See exhibit 10.27]

                            NONCOMPETITION AGREEMENT

                  THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into effective as of November 11, 1996 between RentX Industries, Inc., a Delaware corporation (the "Employer"), and Arnold A. Bernstein (the "Employee").

                                    Recitals

                  The Employee is the President of the Employer. The execution and delivery of this Agreement is a condition precedent to the Company executing and delivering two Restated Stock Option Agreements dated of approximately even date herewith (the "Option Agreements") and granting the Employee stock options thereunder.

                                   Agreement

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                                 I. DEFINITIONS

                  In addition to the terms defined elsewhere in this Agreement, the following terms will have the meanings set forth below:

                  1.1. "Affiliate" means, with respect to any Person, (i) any Person in which such Person directly or indirectly holds an equity or profits interest, (ii) any Person controlling, controlled by or under common control with such Person, (iii) any director, executive officer, partner or trustee of such Person, (iv) any member of the immediate family of such Person, (v) any trust in which a substantial portion of the beneficial interest is held by one or a combination of the foregoing Persons or (vi) any Person to whom such Person provides or has provided financial assistance. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  1.2. "Business" means (i) the businesses conducted or planned to be conducted by the Employer at any time during the Employee's employment by the Employer and (ii) any business reasonably related or incident to, or constituting a reasonable extension of, such businesses, whether or not the Employer has been engaged therein prior to, or is engaged therein as of, the date on which the Employee's employment by the Employer terminates so long as on such date the Employer has plans to thereafter conduct such business.

                  1.3. "Person" means any natural person, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government or governmental agency, or other entity.

                      II. NONCOMPETITION; CONFIDENTIALITY

                  2.1. Noncompetition.

                       (i) The Employee acknowledges that the Employer's business is intended to be nationwide, and agrees that any activity by the Employee anywhere in the United States within the scope of the Business would unfairly damage the Employer and the Business. Therefore, the Employee covenants and agrees that during the term of the Employee's employment hereunder and for a period ending two years after the Employee's employment with the Employer terminates, neither the Employee nor any of the Employee's Affiliates will engage, anywhere in the United States, directly or indirectly, as an owner of a voting, equity or profits interest (or any option or right to acquire a voting, equity or profits interest), director, officer, employee, consultant, principal, agent, lender or guarantor of indebtedness or otherwise, in any activity relating to any business that is competitive with the Business or that is similar in any material respect to the Business.

                       (ii) (A) Notwithstanding the provisions of Section 2.1(i), this Agreement will not be deemed to prohibit the Employee or the Employee's Affiliates from "beneficially owning" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) equity securities of another Person engaged in an activity that, if engaged in by the Employee or the Employee's Affiliates, would be prohibited by Section 2.1(i), so long as the equity securities so owned by the Employee and the Employee's Affiliates (including any such equity securities owned by any "associate" of the Employee and the Employee's Affiliates within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended) are of a class of equity security registered under the Securities Exchange Act of 1934, as amended, and do not represent, in the aggregate, more than 2% of the voting power of all outstanding equity securities of, or more than 2% of the profits interest in, the issuer thereof so long as neither the Employee nor the Employee's Affiliates has any other involvement with such other Person.

                            (B) Notwithstanding the provisions of Section
2.1(i), this Agreement will not be deemed to prohibit any child of the Employee from being employed by any business that is competitive with the Business or that is similar in any material respect to the Business. Any child so employed shall not be subject to Section 2.3.

                       (iii) The Employee and the Employer intend that the covenant contained in Section 3.1(i) be deemed to be a series of separate covenants made by the Employee, one for each state of the United States and each identical to the terms of the covenant contained in Section 2.1(i).

                  2.2. No Competitive Hiring. The Employee covenants and agrees that during the term of the Employee's employment hereunder and for a period of two years after the date the Employee's employment with the Employer terminates, the Employee will not, and will cause each of the Employee's Affiliates not to, directly or indirectly solicit for employment any employee, officer or agent of the Employer (except any employee whose employment by the Employer has terminated) without the Employer's prior written consent.

                  2.3. Corporate Opportunities. The Employee covenants and agrees that during the term of the Employee's employment by the Employer and for a period of one year after the date the

Employee's employment with the Employer terminates, the Employee will, and will cause the Employee's Affiliates to, promptly refer to the Employer any information or inquiry received by the Employee or any of the Employee's Affiliates concerning any potential business opportunity involving the Business.

                  2.4. Confidential Information. The Employee acknowledges that information, observations and data obtained by the Employee and the Employee's Affiliates concerning the Business or the business or affairs of the Employer constitute confidential information, are trade secrets, are the property of the Employer and are essential and confidential components of the Employer's business. The Employee will not, and will cause the Employee's Affiliates not to, directly or indirectly disclose to any Person or use any of such information, observations or data, except to the extent that (i) any such information, observations or data becomes generally known to and available for use by the public other than as a result of disclosure by any Person owing a duty of confidentiality to the Employer or (ii) the Employee or the Employee's Affiliates are required to do so by applicable law, regulation or order of a governmental agency or court of competent jurisdiction. Immediately upon termination of the Employee's employment with the Employer, the Employee will deliver to the Employer all memoranda, notes, plans, records, reports, and other documents and information and all copies thereof in any tangible form relating to the Business or the business and affairs of the Employer which the Employee may then possess or have under the Employee's control and will destroy all of such information in intangible form which is in the Employee's possession or under the Employee's control.

                  2.5. Inventions. For purposes of this Section 2.5, "Invention" means any invention, improvement, discovery or idea (whether patentable or not, and including those which may be subject to copyright protection) relating to the Business which are generated, conceived or reduced to practice by the Employee alone or in conjunction with others, during or after normal business hours, whether before or during the term of this Agreement, and all associated rights to patents, copyrights and applications therefor. The Employee agrees promptly to disclose to the Employer in writing all Inventions. All Inventions will be the exclusive property of the Employer and hereby are assigned to the Employer. The Employee will, at the Employer's reasonable expense, provide the Employer with all assistance it requires to protect, perfect and use its rights to and its interest in Inventions anywhere in the world and to vest in the Employer such rights and interest.

                  2.6. Return of Documents, Etc. All documents and tangible items provided to the Employee by the Employer or created by the Employee in connection with the Employee's employment, together with all copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents and tangible items or the information they contain, are the property of the Employer and promptly will be returned to the Employer immediately upon termination of the Employee's employment.

                               III. MISCELLANEOUS

                  3.1. Specific Performance. The Employer and the Employee acknowledge and agree that any breach of the Employee's covenants set forth in
Section II hereof will result in irreparable damage to the Employer for which there will be no adequate remedy at law. Therefore, the Employer and the Employee agree that the Employer may in its sole discretion seek temporary and permanent court orders enjoining any breach of such covenants, without prejudice to any other right or remedy to which the Employer may be entitled at law, in equity or under this Agreement.

                  3.2. Arbitration. Except as set forth in Section 3.1, any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. EXCEPT AS SET FORTH IN SECTION 3.1, EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitration will be conducted only in Denver, Colorado, before a single arbitrator from the staff of the Judicial Arbiter Group, Inc. ("JAG") selected by the parties to such arbitration (or, if JAG is no longer in existence, before a single arbitrator selected by the parties in accordance with the AAA Rules) or, if they are unable to agree on an arbitrator, before a panel of three arbitrators selected from the staff of JAG (or, if JAG is no longer in existence, before a panel of three arbitrators selected in accordance with the AAA Rules), one selected by the Employee, one selected by the Employer and the third selected by the other two arbitrators. The arbitrators shall have full authority to order specific performance and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement (except as otherwise contemplated by Section 3.5) or existing law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE.

                  3.3. Attorneys' Fees and Costs. The prevailing party or parties in any arbitration or in any other action to enforce this Agreement will be entitled to all reasonable costs and expenses, including attorneys' fees and fees and expenses of the arbitrators, incurred in connection therewith.

                  3.4. Binding Contract. The mutual reliance by the Employer and the Employee upon the existence of this Agreement as a condition precedent to their obligations to consummate the transaction contemplated by the Option Agreements will constitute sufficient consideration for the validity and enforceability of each of its provisions.

                  3.5. Severability. The Employer and the Employee agree that the terms of this Agreement, and in particular the restrictions on the Employee set forth in Section II, are reasonable and fair in light of the transactions contemplated hereby and by the Option Agreements. Whenever possible each provision of this Agreement will be interpreted so as to be fully effective and valid under applicable law. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect as written, such provision will be automatically modified only to the minimum extent necessary to make it enforceable and the provision as so modified will be enforced, without invalidating any other provision of this Agreement (it being the intent of the parties that, if Section 2.1(i) is not enforceable as written, Section 2.1(i) shall be enforceable with respect to each state of the United States in which the Employer owns rental equipment stores as of the date on which the Employee's employment by the Employer terminates). If any provision contained in this

Agreement is determined to be void or unenforceable against the Employee in whole or in part, it will not be deemed to affect or impair the validity of any other provision of this Agreement or the validity thereof with respect to any other party. This Agreement constitutes a fully negotiated agreement between the parties, each with the aid and assistance of legal counsel. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and will be construed and interpreted as though drafted by all the parties to this Agreement.

                  3.6. Extension of Periods. The periods of time set forth in
Section II of this Agreement will be extended by any period of time during which the Employee or any of the Employee's Affiliates is in breach of any term of this Agreement.

                  3.7. Waiver. Any failure by the Employer to insist upon strict compliance with any term, covenant or condition hereof will not be deemed to be a waiver of such term, covenant or condition, nor will the relinquishment of any right or power hereunder by the Employer at any one or more times be deemed a waiver or relinquishment of such right or power by the Employer at any other time or times.

                  3.8. Assignment. This Agreement will inure to the benefit of and be enforceable by the parties and their successors and assigns, but will not be assignable or delegable in whole or in part by the Employee.

                  3.9. Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  3.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together shall constitute but one agreement.

                  3.11. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by the parties, written or oral, which may relate to the subject matter hereof.

                  3.12. CHOICE OF LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF COLORADO WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES.

                  3.13. Notices. All notices hereunder shall be in writing. Any notice hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as follows: (i) if to the Employee: 1271 LAFATYEET DENVER, CO. 80218, Telecopy (303) 512-2028; or (ii) if to the Employer: RentX Industries, Inc., 1522 Blake Street, Denver, Colorado 80202, Attn: Craig J. Zoellner, Telecopy: (303) 620-9016. Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Either party may change the address to which notices hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the date first above written, notwithstanding the actual date of signing.

                                           RENTX INDUSTRIES, INC.


Dated:  February 18, 1997                  By:  /s/ Gary J. Kulesza
                 --                             ----------------------------
                                           Name:  Gary J. Kulesza
                                                 ---------------------------
                                           Title:  EVP
                                                  --------------------------


Dated:  February 17, 1997                  /s/ Arnold A. Bernstein
                 --                        ---------------------------------
                                           Arnold A. Bernstein